Exhibit 10.11

Richtech Creative Displays LLC Employment Agreement

THIS AGREEMENT made as of the 06th day of July      , 2020, between Richtech Creative Displays a Limited Liability Corporation under the laws of the Nevada and having its principal place of business at Las Vegas, NV (the “Employer”); and Phil Zheng the “Employee”).

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the parties agree as follows:

1. Employment

The Employee agrees that he/she will at all times faithfully, industriously, and to the best of his/her skill, ability, experience and talents, perform all of the duties required of his/her position. In carrying out these duties and responsibilities, the Employee shall comply with all Employer policies, procedures, rules and regulations, both written and oral, as are announced by the Employer from time to time. It is also understood and agreed to by the Employee that his assignment, duties and responsibilities and reporting arrangements may be changed by the Employer in its sole discretion without causing termination of this agreement.

2. Position Title

As a COO, the Employee is required to perform their assigned duties and undertake their tasks and responsibilities in a professional manner. Other duties as may arise from time to time and as may be assigned to the employee.

3. Compensation

(a) As full compensation for all services provided the employee shall be paid at the rate of $50.00 Per hour.

(b) The salary mentioned in paragraph 3. (a) shall be reviewed on an annual basis.

(c) All reasonable expenses arising out of employment shall be reimbursed, assuming same have been authorized prior to being incurred and with the provision of appropriate receipts.

(d) Probation period is 90 days from the affect date of this contract. Employee will receive a 30-day, a 60-day, and a 90-day performance evaluation by his or her supervisor.

(e) After 90 days of full time status, the first day of the following month, employee can be enrolled in company’s health insurance plan.

4. Paid Holiday

Full time employee shall be entitled to paid holiday in amount of 8 days per calendar year, they are:

New Year’s Day – January 1

Big Eye Observation Day

Memorial Day – Last Monday in May

Independence Day – July 4

Labor Day – First Monday of September

Veteran’s Day – November 11

Thanksgiving Day – Fourth Thursday in November

Christmas Day – December 25

5. Probation Period It is understood and agreed that the first ninety (90) days of employment shall constitute a probationary period during which period the Employer may, in its absolute discretion, terminate the Employee’s employment, for any reason without notice or cause.

6. Performance Reviews

The Employee will be provided with a written performance appraisal at least once per year and said appraisal will be reviewed at which time all aspects of the assessment can be fully discussed.

7. Termination

(a) The Employee may at any time terminate this agreement and his employment by giving not less than two weeks written notice to the Employer.

(b) The Employer may terminate this Agreement and the Employee’s employment at any time, without notice or payment in lieu of notice, for sufficient cause.

(c) The Employer may terminate the employment of the Employee at any time without the requirement to show sufficient cause pursuant to (b) above, provided the Employer pays to the Employee an amount as required by the Employment Standards Act 2000 or other such legislation as may be in effect at the time of termination. This payment shall constitute the employee’s entire entitlement arising from said termination.

(d) The employee agrees to return any property of Richtech Creative Displays LLC at the time of termination.

8. Non- Competition

(a) It is further acknowledged and agreed that following termination of the employee’s employment with Richtech Creative Displays LLC for any reason the employee shall not hire or attempt to hire any current employees of Richtech Creative Displays LLC.

(b) It is further acknowledged and agreed that following termination of the employee’s employment with Richtech Creative Displays LLC for any reason the employee shall not solicit business from current clients or clients who have retained at Richtech Creative Displays LLC in the 6-month period immediately pre ce d i ng the employee’s termination .

9. Laws

This agreement shall be governed by the laws of State of Nevada and the State of Texas.

10. Independent Legal Advice

The Employee acknowledges that the Employer has provided the Employee with a reasonable opportunity to obtain independent legal advice with respect to this agreement, and that either:

(a) The Employee has had such independent legal advice prior to executing this agreement, or;

(b) The Employee has willingly chosen not to obtain such advice and to execute this agreement without having obtained such advice.

11. Entire Agreement

This agreement contains the entire agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the employment of the Employee by the Employer and shall be amended or modified only by written instrument signed by both of the parties hereto.

12. Severability

The parties hereto agree that in the event any article or part thereof of this agreement is held to be unenforceable or invalid then said article or part shall be struck and all remaining provision shall remain in full force and effect.

IN WITNESS WHEREOF the Employer has caused this agreement to be executed by its duly authorized officers and the Employee has set his hand as of the date first above written.

SIGNED, SEALED AND DELIVERED in the presence of:

Phil Zheng	[Name of employee]

/s/ Phil Zheng	[Signature of Employee]

Zhenwu Huang	[Name of Employer Rep]

/s/ Zhenwu Huang	[Signature of Employer Rep]

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